Exhibit 10.1

TENDER AGREEMENT

This Tender Agreement (this “Agreement”), is dated as of April 6, 2016, by and among Handy & Harman Ltd., a Delaware corporation (“Parent”), Handy & Harman Group Ltd., a Delaware corporation and a wholly owned Subsidiary of Parent (“AcquisitionCo”), SLI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of AcquisitionCo (“Merger Sub”), SL Industries, Inc., a Delaware corporation (the “Company”), and DGT Holdings Corp., a New York corporation (the “Stockholder”).

WHEREAS, Parent, AcquisitionCo, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), providing for, among other things, Merger Sub to commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”) followed by the subsequent merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of AcquisitionCo (the “Merger”), upon the terms and subject to the conditions set forth therein (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement);

WHEREAS, as of the date hereof, the Stockholder is the direct and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of issued shares of Common Stock set forth on Schedule A hereto (such shares of Common Stock, together with any other shares of Common Stock as to which the Stockholder acquires beneficial ownership after the date hereof and prior to the earlier of the Acceptance Time and the termination of all of the Stockholder’s obligations under this Agreement, including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Owned Shares”); and

WHEREAS, as a condition to the willingness of Parent, AcquisitionCo, Merger Sub and the Company (the “Merger Agreement Parties”) to enter into and perform their obligations under the Merger Agreement, the Merger Agreement Parties require that the Stockholder agrees, and the Stockholder has agreed, while this Agreement is in effect, to tender in the Offer (and not withdraw) all of the Owned Shares;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1.              Agreement to Tender.

a.              The Stockholder hereby agrees, while this Agreement is in effect, that Stockholder shall tender into the Offer all of the Owned Shares, free and clear of all Liens. If the Stockholder acquires beneficial ownership of any additional Owned Shares after the date hereof, the Stockholder shall promptly tender, or cause to be tendered, such additional acquired Owned Shares into the Offer.

b.              Without limiting the generality of the foregoing paragraph 1(a), as promptly as practicable after receipt by such Stockholder of all documents or instruments required to be delivered pursuant to the terms of the Offer, the Stockholder shall (i) deliver to the Paying Agent (A) a letter of transmittal with respect to such Owned Shares complying with the terms of the Offer, (B) a certificate or certificates representing such Owned Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a Book-Entry Share or any uncertificated Owned Shares, and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, or (ii) instruct and otherwise cause such Stockholder’s broker or such other Person that is the holder of record of any Owned Shares beneficially owned by Stockholder to tender such Owned Shares pursuant to and in accordance with this paragraph 1(b) and the terms of the Offer.

c.               Stockholder agrees that, once the Owned Shares are tendered into the Offer, Stockholder and its Affiliates will not withdraw any of such Owned Shares from the Offer, unless and until (A) the Offer shall have been terminated in accordance with the terms of the Merger Agreement or (B) this Agreement shall have been terminated in accordance with its terms.

2.              Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the other parties hereto as follows:

a.              Power; Due Authorization; Binding Agreement. The Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

b.              Ownership of Shares. The Stockholder is the direct and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares of Common Stock reflected on Schedule A and, as of the date hereof, such Owned Shares are free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Owned Shares), except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act of 1933, as amended. As of the date hereof, the Stockholder does not own directly any shares of Common Stock other than the Owned Shares set forth opposite the Stockholder’s name on Schedule A.

c.               Voting Power. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

3.              Additional Covenants of the Stockholder. The Stockholder hereby covenants and agrees that:

a.              Restrictions on Transfer.

i.                  The Stockholder hereby agrees, while this Agreement is in effect, at any time prior to termination of the Offer, not to, other than as may be specifically required by a court order, (i) assign or otherwise dispose of, or enter into any contract, option or other agreement providing for the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares (any such action, a “Transfer”), or (ii) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares.

ii.               Additional Shares. The Stockholder hereby agrees, while this Agreement is in effect, that if any shares of Common Stock are acquired by the Stockholder or its Affiliates after the date hereof, then the terms of this Agreement shall apply to such shares immediately following the effectiveness of such event.

b.              No Inconsistent Obligations.  Except as provided hereunder or under the Merger Agreement, Stockholder shall not, directly or indirectly (including through any Affiliates), take or permit any other action that would in any way restrict, limit, prevent or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect.

4.              Miscellaneous.

a.              Termination of this Agreement. This Agreement shall terminate and shall have no further force or effect as of the earlier of: (a) the termination of the Merger Agreement in accordance with its terms and (b) the Acceptance Time. Notwithstanding the foregoing, nothing set forth in this Section or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limits the liability of either party hereto, for any knowing and intentional material breach of this Agreement.

b.              Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

c.               Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.  For avoidance of doubt, any waiver or amendment of this Agreement shall require the consent of the Company (acting through the Special Committee of its Board of Directors).

d.              Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware without regard to the conflict of laws principles thereof.  All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court.  The parties hereto hereby (A) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (B) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

e.               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

f.                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

g.               Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof, and that money damages or other legal remedies would not be an adequate remedy for any such damages.  It is accordingly agreed that prior to the earlier of the Acceptance Time or the valid termination of this Agreement, in the event of any breach or threatened breach by Stockholder of any of its respective covenants or obligations set forth in this Agreement, the Company (acting through the Special Committee), or Parent, AcquisitionCo or Merger Sub, shall be entitled to seek: (i) an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholder and to (ii) a decree or order of specific performance to enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Stockholder under this Agreement and other equitable relief. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.  Stockholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that any other party has an adequate remedy under Law.

h.              Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

i.                  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

IN WITNESS WHEREOF, Parent, AcquisitionCo, Merger Sub, the Company and Stockholder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HANDY & HARMAN LTD.

By:	/s/ James F. McCabe
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

HANDY & HARMAN GROUP LTD.

By:	/s/ James F. McCabe
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

SLI ACQUISITION CO.

By:	/s/ James F. McCabe
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

SL INDUSTRIES, INC.

By:	/s/ William T. Fejes
	Name:	William T. Fejes Jr.
	Title:	Chief Executive Officer and President

DGT HOLDINGS CORP.

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	Chief Executive Officer and President

Schedule A

DGT Holdings Corp. - 994,840 shares of Common Stock